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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of August 26, 2003 and is entered into by and between ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Company"), and L. PATRICK HASSEY (the "Employee").

         WHEREAS, the Company offered and the Employee accepted the position as President and Chief Executive Officer of the Company ("CEO") and a member of the Board of Directors of the Company ("Director"), such employment and positions to begin on October 1, 2003 (the "Effective Date");

         WHEREAS, the Company made a number of commitments and representations to the Employee in order to recruit him as CEO and a Director; and

         WHEREAS, acknowledging that the Employee has certain confidentiality and non-solicitation obligations to a prior employer, the Company and the Employee intend to document the terms and conditions of the Employee's employment in this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Employment. On the Effective Date, the Company will begin employing the Employee and Employee hereby accepts employment from Company beginning on the Effective Date upon the terms and conditions hereinafter set forth.

         2. Term. This Agreement and the employment of the Employee hereunder shall commence on the Effective Date, and, except as this Agreement and the Employee's employment hereunder are earlier terminated as provided in
Section 9, shall continue until the third anniversary of the Effective Date. The Term shall automatically be extended for one additional month commencing on the last business day of the first month of the Term and, if

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initially extended, on the last business day of each succeeding month (each, an
"Extension Date") so that at any given time the Term shall be no less than 35 nor more than 36 months, unless one party gives written notice to the other on or before an Extension Date of its intention not to extend the Term. If one party gives written notice to the other of its intention not to extend the Term, the Term shall end on the last day of the month that is thirty five months after the month in which such notice not to extend is received. The date upon which the Term hereof, as extended from time to time, shall expire is hereinafter referred to as the "Expiration Date".

         3. Duties. During the Term hereof, the Employee shall serve as President and Chief Executive Officer of the Company and shall serve as a member of the Board of Directors of the Company (the "Board"). The Employee shall report to the Board, shall be primarily responsible for the executive management of the Company and shall perform such duties as are consistent with the role of the President and Chief Executive Officer of the Company and such other duties, not inconsistent therewith, as may be reasonably assigned by the Board. Subject to vacation and approved absences from his duties, the Employee shall devote his full business time and attention to the performance of his duties hereunder, provided, with the consent of the Board, the Employee may (i) devote a reasonable amount of time and effort to charitable, industry and community groups and (ii) serve as a director of other companies which do not compete with the Company. For purposes of this Agreement, no approval of the Board shall be required for investments by the Employee in his personal portfolio except for the acquisition or holding of 3% or more of the capital stock or partnership interests of an entity that competes with the Company.

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4.       Compensation.

         (a) Base Salary. The Company shall pay Employee a base salary of $850,000 per year or such greater amount as may from time to time be authorized by the Board or any authorized committee thereof. The amount in effect under this subsection 4(a) at a relevant time is hereinafter referred to as "Base Salary". The Base Salary shall be payable in such installments and at such times as conform to the general payroll practices of the Company.

         (b) Annual Incentive Plan. Beginning January 1, 2004 and each January 1st during the Term, Employee shall be eligible to participate in and shall be granted an opportunity to earn incentive compensation under the Company's Annual Incentive Plan or any other annual incentive plan as shall be in effect for executive level salaried employees of the Company from time to time during the Term (each, a "Bonus Plan") at a level commensurate with his position as President and Chief Executive Officer of Company. As of the Effective Date, the opportunity for the CEO to earn incentive compensation under the Bonus Plan is 80% of Base Salary at the level of performance designated "Target" by the Company. The Employee shall have input into the process by which the Company establishes its business objective for each year during the Term and the performance measures under the AIP. For the period from the Effective Date to December 31, 2003, the Company shall pay the Employee a bonus in an amount equal to $170,000 (that is, $850,000 x 80% x 0.25) in a single lump sum when AIP payments are ordinarily paid to AIP participants.

         (c) Sign On and Retention Bonuses. On the Effective Date, the Company shall pay the Employee a Sign On Bonus in an amount that, when added to all other

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applicable employee compensation within the meaning of Section 162(m) of the
Internal Revenue Code of 1986, as amended (the "Code") paid or to be paid hereunder during 2003, causes the sum of all applicable employee compensation to be equal to $1,000,000. On February 16, 2004, the Company shall pay the Employee a Retention Bonus in an amount equal to the difference between $500,000 and the amount of the Sign On Bonus paid in 2003 under the previous sentence, provided, however, if, in the reasonable judgment of the Company, the sum of all applicable compensation paid or to be paid to the Employee in 2004 would exceed $1,000,000, the Company shall defer payment of such Retention Bonus until the next succeeding year in which the sum of all applicable employee compensation will not exceed $1,000,000.

         (d) Grant of Options. On the Effective Date, the Company shall grant to the Employee the right to purchase up to 120,000 shares of the common stock of the Company at a price equal to the average of the high and low trading prices on the trading day prior to the Effective Date. Such grant shall be evidenced by a written agreement prepared by the Company that shall comply with applicable law. In addition, the Employee shall be eligible to receive grants of stock options from time to time as determined appropriate by the Company's Stock Incentive Award Subcommittee.

         (e) Total Shareholder Return Plan. Beginning on the Effective Date, the Employee shall participate in and be granted an opportunity to earn incentive compensation, paid in the form of shares of common stock of the Company, under the Company's Total Shareholder Return Plan (the "TSRP") in accordance with the Company's policies and the determination of the Stock Incentive Award Subcommittee. As of the Effective Date, the target award for the CEO under the TSRP is a number of

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shares, determined with reference to the average of the high and low trading prices on the trading day prior to the date of grant, with a value equal to 60% of the CEO's Base Salary.

         (f) Other Equity-Based Plan. The Employee shall participate in and be granted the opportunity to earn incentive compensation, payable in the form of equity-based awards, under a to-be-designed and implemented equity based compensation plan intended to provide compensation opportunities equivalent to the compensation opportunities provided under the discontinued Stock Acquisition and Retention Plan of the Company. The Employee shall have input into the design of such plan but final decisions on the design of such plan shall be made by the Personnel and Compensation Committee.

         (g) Other Benefit Programs. Company shall provide, during the Term hereof, coverage for Employee under any plan qualified within the meaning of
Section 401(a) of the Code, including the Allegheny Technologies Incorporated Retirement Security Plan (the "Retirement Plan"), and each and all welfare plans, as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA"), and each other or successor benefit programs whether or not so qualified or covered by ERISA, as applicable from time to time to its executive level salaried employees

         (h) Supplemental Employee Retirement Plan. Employee shall be entitled to participate in the Company's Supplemental Pension Plan or any successor plan thereto (the "SPP") as the application of the SPP to the Employee is varied by this subsection (g). Notwithstanding any provision of the SPP, as of the Effective Date, the Employee shall accrue one year of payments under the SPP for each year the Employee serves as CEO up

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to a maximum of ten such years of payments, the maximum permitted under the
SPP. The Employee shall be fully vested in his SPP benefit to the extent accrued as of any time on and after the first anniversary of the Effective Date.

         (i) Time Away from the Headquarters Office. The Employee shall be entitled to schedule time away from the Pittsburgh Headquarters Office (in addition to time devoted to business travel) equal to two weeks per each calendar quarter and the period from Christmas Eve Day to the first business day of the subsequent year. For such scheduled time that exceeds the normal vacation periods due to the Employee under the applicable Company policies, the Employee shall be provided and shall make use of a lap-top computer and cell phone at the cost and expense of the Company.

         (j) Special Travel Arrangements. The Company shall permit, arrange for and bear the cost and expense of the judicious and reasonable use by the Employee of an airplane for business, personal and family travel, including as an element of such cost and expense the federal, state and local income tax consequences to the Employee of the use of such airplane for non-business purposes.

         (k) Perquisites. Employee shall be eligible for, and shall participate in, such perquisites as are generally available to executive level salaried employees of the Company from time to time.

         (l) Indemnification. The Employee shall be entitled to be indemnified, and the Company hereby does indemnify the Employee, for all liability, damages, costs, fees and expenses from all causes of actions (whether criminal, civil, administrative or otherwise) that arise or are alleged to arise during the course of his employment with the Company or service on the Board to the fullest extent permitted under the laws of the

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         State of Delaware and the Company's charter. Employee shall not be required to advance such damages, costs, fees and expenses (including the costs and expenses of defense) but such expenses shall be paid directly by the Company as incurred. Employer also agrees to keep suitable Directors' and Officers' liability insurance in force throughout the term of this Agreement sufficient to cover the activities of Employee.

         5. Confidentiality. Except (i) as directed by the Board or (ii) as may be required, in the reasonable judgment of the Company, by legal process or for SEC disclosure or similar requirement or (iii) in the ordinary course of furthering the interests of the Company, the Employee will not, during or after the Term or at any time thereafter, divulge, furnish, disclose or make accessible to anyone for use in any way confidential or secret knowledge or information of the Company which the Employee has acquired or became acquainted with during or prior to the Term. The foregoing shall not apply to such secrets and processes that are then in the public domain (provided that he was not responsible, directly or indirectly, for such secrets or processes entering the public domain without Company's consent).

         6. Non-Competition; Non-Interference. During the Term and for one year thereafter, Employee shall not:

                  (a) to the detriment of he Company, (i) interfere with any of the Company's relationships with, or endeavor to employ or entice away from the Company, any person who at any time on or after the Effective Date is, was or becomes an employee of the Company or interfere with or (ii) seek to alter the Company's relationship with, solicit, or divert any supplier, licensee or distributor of the Company;

                  (b) directly or indirectly, as an owner, partner, venturer, employee, agent, servant or contractor, engage in or facilitate or support others to engage in the production,

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         sale or distribution of any products or services relating to any business in which the Company or any of its subsidiaries is engaged at the Date of Termination anywhere in the world or solicit or attempt to solicit, directly or indirectly, business in competition with the Company or any of its subsidiaries, any suppliers, clients or customers with whom the Company or any of its subsidies have done or then propose to do business; or

                  (c) seek or obtain employment with or provide services to any customer or client of the Company with whom Employee interacted during the Term.

         For purposes of Sections 5, 6 or 7 hereof unless the context otherwise requires, the term "Company" shall include divisions, subsidiaries and controlled affiliated entities of the Company, and "businesses" of Company shall include businesses of any of such entities.

         7. Nondisparagement. For the period commencing on the Effective Date and continuing for 24 months following the Date of Termination, Employee will not, in any form, disparage Company, its officers or directors or otherwise make comment adverse to Company concerning any aspect of the business or practices, past or present, of Company.

         8. Injunctive Relief. If there is a breach or threatened breach by Employee of any of the provisions of Sections 5, 6 or 7 of this Agreement, Employee acknowledges and agrees that the Company will have no adequate remedy at law and monetary damages will be insufficient compensation and the Company shall be entitled to request an injunction from a court of competent jurisdiction restraining Employee from such breach or to provide such other equitable remedy as the Company may request and such court may provide. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies against Employee for such breach or threatened breach.

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         9.       Termination. Unless earlier terminated in accordance with the following provisions of this Paragraph 9, the Company shall continue to employ the Employee and the Employee shall remain employed by the Company during the entire Term (as extended from time to time) as set forth in Paragraph 1. Paragraph 10 hereof sets forth certain obligations of the Company in the event that the Employee's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 9 and Paragraph 10 hereof are defined in Paragraph 9(c) below.

                  (a) Death or Disability. Except to the extent otherwise expressly stated herein, including without limitation, as provided in Paragraph 10(a) with respect to certain post-Date of Termination payment obligations of the Company, this Agreement shall terminate immediately as of the Date of Termination in the event of the Employee's death or in the event that the Employee becomes Disabled.

                  (b) Notification of Discharge for Cause or Resignation. In accordance with the procedures hereinafter set forth, the Company may discharge the Employee from his employment hereunder for Cause and the Employee may resign from his employment hereunder for Good Reason or otherwise. Any discharge of the Employee by the Company for Cause or resignation by the Employee for Good Reason shall be communicated by a Notice of Termination to the Employee (in the case of discharge) or the Company (in the case of resignation) given in accordance with Paragraph 11 of this Agreement. The Employee may resign without Good Reason by delivering a Notice of Termination. For purposes of a voluntary resignation without Good Reason, the Notice of Termination may take the form of a One Year Notice. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the

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         specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the Date of Termination (which date shall in all events be within fifteen (15) days after the giving of such notice). No purported termination of the Employee's employment for Cause shall be effective without a Notice of Termination. The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstances in enforcing the Employee's rights hereunder.

                  (c) Definitions. For purposes of this Paragraph 9 and of Paragraph 10 hereof, the following capitalized terms shall have the meanings set forth below:

                           (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Employee's base salary under Section 4(a) through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus then due under Section 4(b), and any incentive compensation, deferred compensation and other cash compensation accrued by or on behalf of the Employee as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Employee as of the Date of Termination to the extent not theretofore paid and (D) any accrued benefits or rights required by law under any plan, program or arrangement in which the Employee participated at the Date of Termination.

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                           (ii)     "Cause" shall mean (A) the willful and
                  continued failure of the Employee to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties, or (B) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or (C) breach of a fiduciary duty involving personal profit to the Employee.

For purposes of this provision, no act or failure to act on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose, after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board, finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (A) or (B) above, and specifying the particulars thereof in detail.

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                           (iii)    A "Change in Control" shall mean, and shall
                  be deemed to have occurred upon the occurrence of, any one of the following events:

                                    (A)      The acquisition in one or more
                           transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Company stock which, when aggregated with any other shares of Company stock owned by such individual, entity or group, represents 20% or more of the voting power of all shares of Company stock then outstanding; provided, that the following shall not constitute a Change in Control: any acquisition by (1) the Company or any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to

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                           such acquisition, of the outstanding common stock and
                           company voting securities, as the case may be; or

                                    (B)      Individuals who constitute the
                           Board as of the date of this Agreement (the
                           "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was approved by a stockholder beneficially owning in excess of 51% of the outstanding common stock at the date hereof and at the date of such nomination or election (unless such nomination or election (1) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (2) otherwise arose in connection with or in anticipation of the Change in Control) shall be considered as though such individual were a member of the Incumbent Board; or

                                    (C)      Approval by the shareholders of the
                           Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding common stock and company voting securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or

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                           indirectly, more than 20% of, respectively, the then
                           outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the outstanding common stock and company voting securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                                    (D)      Approval by the shareholders of the
                           Company of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and company voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding common stock and company voting securities, as the case may be, immediately prior to such sale or disposition; or

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                                    (E)      the happening of any of the
                           foregoing within ninety (90) days prior to the Date of Termination shall be conclusively presumed to be a Change in Control affecting the Employee.

                           (iv) "Date of Termination" shall mean (A) in the event of a discharge of the Employee by the Company for Cause or a resignation by the Employee for Good Reason or a One Year Notice as defined in Section 9(c)(vii), the date the Employee (in the case of discharge) or the Company (in the case of resignation) receives a Notice of Termination, or any later date specified in such Notice of Termination or the One Year Notice, as the case may be, (B) in the event of a discharge of the Employee without Cause or a resignation by the Employee without Good Reason, the date the Employee (in the case of discharge) or the Company (in the case of resignation) receives notice of such termination of employment, (C) in the event of the Employee's death, the date of the Employee's death, and (D) in the event of termination of the Employee's employment by reason of disability pursuant to Subsection 9(c)(vi), the date the Employee receives written notice of such termination.

                           (v) "Disability" shall mean upon 30 days prior notice in writing in the event Employee has been so incapacitated that he has been unable to perform the services required of him hereunder for a period of at least 150 of 180 consecutive calendar days and such inability is continuing at the time of the giving of such notice. Company, at its sole cost and expense, shall continue to provide and keep in force during the period of incapacity which remains after the Date of Termination, but not after Employee attains age 65, income replacement, sickness

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                  and accident and health insurance coverages for Employee and his dependents of the types provided by the group benefit plans of Company for executive level employees of the Company the in effect.

                           (vi)     "Good Reason" shall mean any of the
                  following: (A) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities or which renders such position to be of less dignity, responsibility or scope, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (B) any failure by the Company to pay when due or otherwise comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (C) the Company's requiring the Employee to be based at any office or location other than the Company's headquarters in Pittsburgh, Pennsylvania or the Company's requiring the Employee to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; (D) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or (E) any failure by the

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                  Company to cause a successor corporation to adopt this
                  Agreement and agree to perform the duties and obligations of the Company hereunder.

                           (vii) "One Year Notice" shall mean a written notice from the Employee to the Company indicating his voluntary resignation and setting a Date of Termination twelve months after the giving of such One Year Notice. If the Employee gives a One Year Notice, his employment hereunder shall continue until the Date of Termination set forth in the One Year Notice.

         10.      Obligations of the Company Upon Termination.

                  (a) Discharge for Cause, Resignation without Good Reason, Death or Disability. In the event of a discharge of the Employee for Cause or resignation by the Employee without Good Reason or in the event Employee gives a One Year Notice as defined in Section 9(c)(vii), or in the event this Agreement terminates by reason of the death or Disability of the Employee:

                           (i)      the Company shall pay all Accrued
                  Obligations to the Employee, or to his heirs or estate in the event of the Employee's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

                           (ii) the Employee, or his beneficiary, heirs or estate in the event of the Employee's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under the plans programs and arrangements sponsored by the Company, whether or not qualified within the meaning of the Code, in such manner and at such time as are provided under the terms of such plans and arrangements; and

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                           (iii)    all other obligations of the Company
                  hereunder shall cease forthwith (or upon the expiration of the one year term in the event of a One Year Notice), except as specifically set forth in this Agreement.

                  (b) Discharge without Cause or Resignation for Good Reason Prior to a Change in Control. If the Employee is discharged other than for Cause or disability or the Employee resigns with Good Reason within two years of the happening of an event of Good Reason and such discharge or resignation occurs prior to a Change in Control:

                           (i) the Company shall pay to the Employee in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                                    (A)      all Accrued Obligations; and

                                    (B)      Within thirty (30) days of the Date
                  of Termination, an amount, in a single cash payment, equal to three times the sum of (i) the Employee's annual Base Salary at the rate then in effect and (ii) the amount of AIP payable for the year in which the Date of Termination occurs determined as if the Company's performance for the year in which the Date of Termination occurs is equal to the greater of (x) actual to-date performance of the Company for the year in which the Date of Termination occurs or (y) Target level performance for the year in which the Date of Termination occurs.

                           (ii) the Employee shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

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                           (iii)    all stock options and other stock interests
                  or stock-based rights awarded to the Employee by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain exercisable until the earlier of (i) the expiration date of such option, stock interest or stock-based rights as set forth at the time of grant, or (ii) the third anniversary of the Date of Termination;

                           (iv)     with respect to the TSRP and any
                  equity-based awards, the Company shall deliver to the Employee any earned but not yet paid awards (in cash or shares as denominated in the respective awards), within thirty (30) days of the Date of Termination;

                           (v) the Company shall provide or arrange to provide the Employee and his dependents with all health and life insurance benefits at the respective levels in effect on the Date of Termination for a period of thirty-six (36) months at a monthly cost to the Employee no greater than the smallest monthly cost charged to any salaried employee of the Company;

                           (vi) except as otherwise provided above or in Paragraph 17 hereof, all other obligations of the Company hereunder shall cease forthwith.

                  (c) Discharge Without Cause or Resignation for Good Reason After a Change in Control. If the Employee is discharged other than for Cause or disability or the Employee resigns for Good Reason, within one year of the happening of Good Reason and such discharge or resignation occurs within one year after a Change in Control:

                           (i) the Company shall pay to the Employee in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                                    (A)      all Accrued Obligations; and

                                    (B)      Within thirty (30) days of the Date
                           of Termination, an amount, in a single cash payment, equal to three times the sum of (i) the Employee's annual Base Salary at the rate then in effect and
                           (ii) the amount of AIP payable for the year in which the Date of Termination occurs determined as if the Company's performance for the year in which the Date of Termination occurs is equal to the greater of (x) actual to-date performance of the Company for the year in which the Date of termination occurs or (y) target level performance for the year in which the Date of Termination occurs;

                           (ii) the Employee shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

                           (iii) all stock options and other stock interests or stock-based rights awarded to the Employee by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain exercisable for at least three years following the Date of Termination;

                           (iv) with respect to the TSRP, within thirty (30) days of the Date of Termination, the Company shall deliver to the Employee any shares earned but not delivered under the TSRP for a completed award period and, for uncompleted award periods, the Company shall deliver a number of shares equal to the number that would be paid under the TSRP if such uncompleted periods were then completed and based on the Company's actual to-date performance as measured by the TSRP for the uncompleted award period;

                           (v) with respect to any other equity-based awards, within thirty (30) days of the Date of Termination, such shares or other awards shall be deemed vested and performance achieved at target level and the Company shall deliver such shares or the value of such awards, as provided under the plan, to the Employee;

                           (vi) the Company shall provide or arrange to provide the Employee and his dependants with all health and life insurance benefits at the level in effect on the Date of Termination for a period of thirty-six (36) months from the Date of Termination at a monthly cost to the Employee equal to the smallest cost charged to any salaried employee;

                           (vii) in the event the Employee is assessed an excise tax under Section 4999 of the Code, promptly upon notice of such assessment the Company shall either (i) pay the Employee an amount equal to the sum of (x) the excise tax assessed and (y) an amount necessary to pay all federal, state and local income taxes on thee receipt of such payment with respect to the excise tax and with respect to he amount contemplated by this clause (y) or (ii) contest such assessment, provided, however, to the extent the Company's contest of the assessment is unsuccessful, the Company shall pay the Employee the amount described in (i) (as adjusted in connection with the contest) plus all costs, penalties and interest incurred by the Employee in connection with the contest of the assessment of excise tax; and

                           (viii) except as otherwise provided above or in Paragraph 17 hereof, all other obligations of the Company hereunder shall cease forthwith.

                  (d) Payment Obligations Absolute. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Employee or any other party. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Employee or from whomsoever may be entitled thereto, for any reasons whatsoever.

                  (e) Contractual Rights to Benefits. This Agreement establishes and vests in the Employee a contractual right to the benefits to which he is entitled hereunder. The Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

         11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      to the Board or the Company, to:

                           Allegheny Technologies Incorporated
                           10th Floor
                           Six PPG Place
                           Pittsburgh, PA 15222

                           Attention: Jon D. Walton, Senior Vice-President, Chief Legal and Administrative Officer

                  (b)      to the Employee, to:
                           L. Patrick Hassey
                           c/o Allegheny Technologies Incorporated
                           1000 Six PPG Place
                           Pittsburgh, PA  152222

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         12. Waiver of Breach. A waiver by Company or Employee of a breach of any provision of this Agreement by the other party shall be in writing and shall not operate or be construed as a waiver of any subsequent breach by the other party.

         13. Dispute Resolution. Any disputes arising under this Agreement shall be resolved by discussions between the parties and, failing such resolution, by resort to a court of competent jurisdiction with venue in Allegheny County, Pennsylvania.

         14. Legal Fees and Expenses. Company shall promptly reimburse Employee for the reasonable legal fees and expenses incurred by Employee in connection with enforcing any right of Employee pursuant to and afforded by this Agreement; provided, however, that Company only will reimburse Employee for such legal fees and expenses if, in connection with enforcing any right of Employee pursuant to and afforded by this Agreement, either (i) a judgment has been rendered in favor of the Employee by a duly authorized court of law; or (ii) Company and Employee have entered into a settlement agreement providing for the payment to Employee of any or all amounts due hereunder.

         15. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties, superseding any prior agreement or arrangement between the parties concerning the employment of Employee by Company, whether written or oral, and any such agreements are null and void except that any prior stock option agreements between the Company and the Employee shall continue to be obligations of Company and Employee. This Agreement may be changed only by a writing signed by the party against whom enforcement is sought. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

         16. Severability. If any provision of this Agreement or the application thereof to any circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

         17. Survival of Obligations. Except as otherwise specifically set forth in this Agreement or as otherwise prohibited by law, all rights and obligations of Employee, except such obligations as are created by Sections 5, 6, 7, 8, 9 and 10 hereof, and all obligations of Company under this Agreement, shall cease on, and as of, the Date of Termination.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day first hereinabove written.

                                   ALLEGHENY TECHNOLOGIES INCORPORATED

ATTEST:                            By /s/ R. P. Bozzone
                                      -----------------------------------------
                                      Title: Chairman of the Board of Directors
/s/ Jon D. Walton
-----------------------------

WITNESS:                           /s/ L. Patrick Hassey
                                   --------------------------------------------
                                           L. Patrick Hassey
/s/ Tracy L. Paxinos
-----------------------------

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